Exhibit 99.2

INSMED INCORPORATED

NON-QUALIFIED STOCK OPTION INDUCEMENT AWARD AGREEMENT

No. of shares subject to Option:

THIS AGREEMENT dated this                     , between INSMED INCORPORATED, a Virginia corporation (the “Company”), and                      (“Participant”), is made in connection with Participant’s entry into that certain employment with the Company dated as of                      and is an inducement material to the Participant’s entry into employment within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, consulting or similar services agreement between the Participant and the Company as may be in effect (the “Service Agreement”), the Service Agreement shall control, and this Agreement shall be deemed to be modified accordingly.

1.                                      Grant of Option. The Company, on                      (the “Date of Grant”), granted to Participant, subject to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of                      shares of common stock of the Company, par value US $0.01 per share (the “Common Stock”) at the option price of US $           per share, being not less than the closing price of a share of our Common Stock on the NASDAQ on the Date of Grant (the “Option”). [Insert as applicable: For US tax purposes, to the extent applicable, this; This] Option is intended to be a nonqualified stock option and not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). This Option is exercisable as hereinafter provided. [Applicable foreign provisions to be inserted.]

2.                                      Terms and Conditions. This Option is subject to the following terms and conditions:

(a) Expiration Date. This Option shall expire ten years from the Date of Grant (the “Expiration Date”).

(b) Exercise of Option. Except as provided in paragraphs 3, 4 and 5, this Option shall be exercisable with respect to [insert as applicable: twenty-five percent (25%) of the shares of Common Stock subject to this Option on the first anniversary of the Date of Grant (the “First Anniversary Date”) and with respect to an additional twelve and a half percent (12.5%) of the shares of Common Stock subject to this Option on the sixth month anniversary of the First Anniversary Date and each sixth month anniversary date thereafter through the fourth anniversary of the Date of Grant]. If the foregoing schedule would produce fractional shares, the number of shares for which the Option becomes exercisable shall be rounded down to the nearest whole share. Once this Option has become exercisable in accordance with the preceding sentence it shall continue to be exercisable until the termination of Participant’s rights hereunder pursuant to paragraph 3, 4 or 5 or until the Option has expired pursuant to subparagraph 2(a). A partial exercise of this Option shall not affect Participant’s right to exercise this Option with respect to the remaining shares, subject to the conditions of this Agreement.

(c) Method of Exercising Option and Payment for Shares. This Option shall be exercised by written notice delivered to the attention of the Company’s Principal Financial Officer at the Company’s principal office in New Jersey (see Attachment A — “Notice of Option Exercise”). The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the Option price in full, in cash or cash equivalent acceptable to the Company, or by the surrender of shares of Common Stock with an aggregate fair market value (determined by the closing price of a share of our Common Stock as of the day preceding the exercise date) which, together with any cash or cash equivalent paid, is not less than the Option price for the number of shares for which this Option is being exercised.

(d) Nontransferability. This Option may not be transferred except by will or by the laws of descent and distribution. During Participant’s lifetime, this Option may be exercised only by Participant.

(e)                                  Shareholder Rights. Participant shall not have any rights as a shareholder with respect to shares subject to the Option until the date of exercise of such Option.

3.                                      Exercise in the Event of Death. In the event Participant dies before the expiration of this Option pursuant to subparagraph 2(a), this Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) on the date of Participant’s death. In that event, this Option may be exercised, to the extent exercisable under subparagraph 2(b), by Participant’s estate or by the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution. Participant’s estate or such persons may exercise this Option within one (1) year of Participant’s death or during the remainder of the period preceding the Expiration Date, whichever is shorter.

4.                                      Exercise in the Event of Permanent and Total Disability. In the event Participant becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (“Permanently and Totally Disabled”) before the expiration of this Option pursuant to subparagraph 2(a), this Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) on the date he ceases to be employed by the Company or any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Compensation Committee from time to time (an “Affiliate”), as a result of his becoming Permanently and Totally Disabled. In that event, Participant may exercise this Option, to the extent exercisable under subparagraph 2(b), within one (1) year of the date he ceases to be employed by the Company and its Affiliates as a result of his becoming Permanently and Totally Disabled or during the period preceding the Expiration Date, whichever is shorter.

5.                                      Exercise After Termination of Employment. Except as provided in paragraphs 3 and 4 hereof, if the Participant ceases to be employed by the Company and its Affiliates prior to the Expiration Date, this Option shall be exercisable for all or part of the number of shares that the Participant was entitled to purchase under subparagraph 2(b), as well as set forth under any Service Agreement, on the date of Participant’s termination of employment. In that event, Participant may exercise this Option, to the extent exercisable under subparagraph 2(b) and/or under a Service Agreement, during the remainder of the period preceding the Expiration Date or until the date that is three (3) months after the date he ceases to be employed by the Company and its Affiliates, whichever is shorter.

6.                                      Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, or its non-US equivalent, postage prepaid, return receipt requested, to the Company at its principal place of business or to the Participant at the address on the payroll records of the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

7.                                      Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

[Insert the following for US Participants:]

8.                                      No Right to Continued Employment. This Option does not confer upon Participant any right to continue in the employ of the Company or an affiliate, nor shall it interfere in any way with the right of the Company or an affiliate to terminate such employment at any time.

[Insert the following for non-US Participants:]

8.                                      No Right to Continued Employment and Other Service Conditions. As a condition to accepting the Option, the Participant acknowledges and agrees as follows:

a.                                      Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its subsidiaries and/or its Affiliates to terminate the Participant’s employment at any time or for any reason in accordance with the Company’s Bylaws and governing law;

b.                                      No terms of this Agreement shall confer upon Participant any right to continue his or her employment for any specified period of time.

c.                                       Neither this Agreement nor any benefits arising under this Agreement shall constitute an employment contract with the Company, any subsidiary and/or its Affiliates.

d.                                      If Participant is not an employee, nothing in this Agreement shall interfere with or limit in any way the right of the Company, its subsidiaries and/or its Affiliates to terminate the Participant’s service, (i) if a member of the Company’s Board of Directors (the “Board”), on the Board at any time or for any reason in accordance with the Company’s Bylaws and governing law, or (ii) if a non-employee consultant or advisor, in accordance with the terms of the contract with such consultant or advisor.

e.                                       In no event shall any of the terms of this Agreement itself confer upon Participant any right to continue his or her service for any specified period of time.

f.                                        Any notice period mandated under applicable law shall not be treated as service for the purpose of determining the vesting of the Option; and the Participant’s right to vesting of shares in settlement of the Option after termination of service, if any, will be measured by the date of termination of the Participant’s active service and will not be extended by any notice period mandated under applicable law. Subject to the foregoing and the provisions of this Agreement, the Company, in its sole discretion, shall determine whether the Participant’s service has terminated and the effective date of such termination.

g.                                       The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past. All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

h.                                      The Participant is voluntarily participating in the grant of the Option.

i.                                          The Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company or its Affiliates or subsidiaries, and which is outside the scope of the Participant’s employment contract, if any. The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

j.                                         The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty. The value of the shares may increase or decrease.

k.                                      No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or shares and the Participant irrevocably releases the Company and its Affiliates and subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

9.                                      Change in Capital Structure. The terms of this Option (including the number of shares subject hereto and the option price) shall be equitably adjusted as the Company determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

10.                               Change in Control. The Company shall have the discretion to determine the treatment of the Option upon the occurrence of a Change in Control. Notwithstanding the foregoing, if Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason during the one year period following the occurrence of a Change in Control, then the Option will vest in full and become immediately exercisable. [Insert as applicable: Capitalized terms used in this paragraph 10 shall have the meanings set forth in the Employment Agreement; For purposes of this paragraph 10, the following definitions apply, subject to applicable [applicable jurisdiction to be inserted] laws to the extent mandatory:

a.              “Cause” means: (i) a conviction of the Participant, or a plea of nolo contendere, to a felony involving moral turpitude; or (ii) willful misconduct or gross negligence by the Participant resulting, in either case, in material economic harm to the Company or any Affiliates; or (iii) a willful failure by the Participant to carry out the reasonable and lawful directions of the Board and failure by the Participant to remedy the failure within thirty (30) days after receipt of written notice of same from the Board; or (iv) fraud, embezzlement, theft or dishonesty of a material nature by the Participant against the Company or any Affiliate, or a willful material violation by the Participant of a policy or procedure of the Company or any Affiliate, resulting, in any case, in material economic harm to the Company or any Affiliate; or (v) a willful material breach by the Participant of this Agreement and failure by the Participant to remedy the material breach within 30 days after receipt of written notice of same, by the Board.]

b.              “Change in Control” means the occurrence of any one of the following:

i.                  any Person becomes the beneficial owner (as such term is defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended (the “Act”)) of at least 50% of either (A) the value of the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing beneficial ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this definition, the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any person that as of the May 23, 2013 (the “Effective Date”) has beneficial ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or (z) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs 10(b)(iii)(A), (B) and (C) below; or

ii.                                       during any period of two consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

iii.                                    consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the

Company or any of its subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) of the Company or such Acquiring Corporation) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv.                                   the complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes and/or penalties pursuant to Section 409A of the Code, no event or transaction will constitute a Change in Control hereunder unless it also constitutes a “change in control event” under Section 409A of the Code.]

c.               “Good Reason” means the occurrence of any of the following: (i) a material diminution in the Participant’s base compensation; (ii) a material diminution in the Participant’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report; (iv) the Company’s or Affiliate’s requiring the Participant to be based at any office or location outside of 50 miles from the location of employment or service as of the effective date of the Participant’s Employment Agreement, except for travel reasonably required in the performance of the Participant’s responsibilities; or (v) any other action or inaction that constitutes a material breach by the Company of the Participant’s Employment Agreement. For purposes of this Agreement, Good Reason shall not be deemed to exist unless the Participant’s termination of employment for Good Reason occurs within six months following the initial existence of one of the conditions specified in clauses (i) through (v) above, the Participant provides the Company with written notice of the existence of such condition within 90 days after the initial existence of the condition, and the Company fails to remedy the condition within 30 days after its receipt of such notice.]

d.              “Person” has the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.]

[Insert the following for non-US Participants:]

11.          Tax Withholding. To the extent required by applicable federal, state, local or foreign law, the Company may and/or the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to the Option, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under this Option, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Company, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of the Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under this Option or any other award held by the Participant or by the Participant tendering to the Company cash or, if allowed by the Company, shares of Common Stock.

[Insert the following for non-US Participants:]

11.          Tax Responsibility and Withholding. The Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax (including, without limitation, social insurance contributions) withholding obligations of the Company and its subsidiaries and Affiliates, if any, which arise in connection with the Option including, without limitation, the grant, vesting or exercise of the Option and the subsequent sale of shares of Common Stock (the “Tax Obligations”). The Company shall have no obligation to deliver shares of Common Stock until the Tax Obligations have been fully satisfied by the Participant. The Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Company and its subsidiaries and Affiliates: (a) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option; and (b) do not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate the Participant’s liability for Tax Obligations. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Tax Obligations by deducting from the shares of Common Stock otherwise issuable to the Participant upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates. The Company may require the Participant to direct a broker, upon the exercise of the Option, to sell a portion of the shares subject to the Option determined by the Company in its discretion to be sufficient to cover the Tax Obligations of the Company or its Affiliates or subsidiaries and to remit an amount equal to such Tax Obligations to the Company in cash. The Participant authorizes the Company to disclose all information on the

Participant and his participation in this Agreement that is or may be relevant for the calculation of the Tax Obligations, to the competent local tax authorities and the Company’s Affiliates and subsidiaries, including but not limited to the exercise notice, the day such notice was received, the number of shares for which the Option is exercised, the exercise price and the fair market value of the shares at the time of the exercise of the Option.

12.          Administration. Any question concerning the interpretation of this Agreement or the Option, any adjustments required to be made to the Option hereunder, and any controversy that may arise with respect to the Option will be determined by the Compensation Committee of the board of directors of the Company (the “Compensation Committee”) in its sole and absolute discretion. All decisions by the Compensation Committee shall be final, binding and conclusive.

13.          Compliance with Laws and Regulations.     Participant hereby acknowledges, represents and warrants to the Company that, unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be received upon the exercise of the Option is effective and current at the time of exercise of the Option, (i) the shares of Common Stock to be issued upon the exercise of the Option will be unregistered and acquired by Participant for his own account, for investment only and not with a view to the resale or distribution thereof and (ii) the shares of Common Stock to be issued upon the exercise of the Option may not be sold or transferred unless a registration statement under the Securities Act with respect to the resale of such shares is effective and current or such registration is determined to be unnecessary. Nothing herein shall be construed as requiring the Company to register the shares subject to the Option under the Securities Act. Notwithstanding anything herein to the contrary, if at any time the Company shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to the Option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the issuance of shares of Common Stock hereunder, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

14.          Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia and applicable law. Any reference in this Agreement to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

15.          Specified Employee Delay. To the extent any payment under this Agreement is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon separation from service (as defined by Section 409A of the Code and applicable regulations) before the date that is six months after the specified employee’s separation from service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

[Insert the following for non-US Participants:]

16.          Data Privacy Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing the Participant’s Option. The Participant understands that the Company holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Participant’s Option (“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Option, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s Option, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired pursuant to the Option. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s Option. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Option. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

17.          [Applicable foreign provisions to be inserted.]

18.          [Applicable foreign provisions to be inserted.]

19.          [Applicable foreign provisions to be inserted.]

20.          No Liability of Committee Members. No member of the Compensation Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Agreement may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Agreement unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

21.          Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee materially altering the intent of the Agreement, such provision shall be stricken as to such jurisdiction, the Participant, or award and the remainder of the Agreement shall remain in full force and effect.

22.          Unfunded Agreement. This Agreement is intended to be an unfunded Arrangement. Participant is and shall at all times be a general creditor of the Company. If the Company chooses to set aside funds in a trust or otherwise for the payment of the option, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

23.          Successors. All obligations of the Company under this Agreement granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

24.          Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

INSMED INCORPORATED

By:
Name: Will Lewis
Title: President and CEO

[Participant Name]

Attachment A

Chief Financial Officer

Insmed Incorporated

10 Finderne Avenue

Building 10

Bridgewater, NJ 08807

Notice Of Option Exercise

This letter is notice of my decision to exercise the option that was granted to me on                                     . The exercise will be effective on                                   . I am exercising the option for                                  shares of Common Stock. Enclosed is my check for US $                     , which is the aggregate option price for the number of shares for which I am exercising the option.

Please issue the certificate according to the following instructions:

Name/entity stock certificate issued to:
(If entity is a trust, please include date trust was established)

Address to send stock certificate:

Sincerely,

Accepted by:

Date:

Note: The date of exercise cannot be earlier than the date of delivery of this notice or the postmark, if the notice is mailed.